A&B 1985 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT NO. 1

The A&B 1985 Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2008, hereinafter referred to as the “Plan,” is hereby amended effective December 31, 2011 as follows:

1.	Section 1.02 is amended in its entirety as follows:

“1.02.           Purpose of Plan.  It is the purpose of this Plan to enhance the Company’s ability to hire and retain executives by providing a means for the Company to provide executives selected as participants with retirement benefits and health and welfare benefits equal to the benefits which they would receive under the A&B Retirement Plan for Salaried Employees (and each constituent qualified pension plan), the Retirement Plan for Employees of Matson, and the Alexander & Baldwin, Inc. Retiree Health and Welfare Benefit Plan, if certain changes had been made to those plans.  This Plan is intended to be a nonqualified supplemental retirement plan for a select group of management or highly compensated executives and is exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	A new Section 1.03 is added to the Plan, to read as follows:

“1.03 Plan Freeze.  The Plan is frozen effective December 31, 2011. After that date, there will be no new Participants in the Plan, and no further benefits will accrue to any Participant.”

3.           Section 2.22 is amended to add a new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, for any date of determination on or after December 31, 2011, benefits described in clauses (1) and (2) above shall be computed based on Participant’s benefits accrued as of December 31, 2011.”

4.	Section 2.29 is amended to add a new paragraph (d) to read as follows:

“(d)
Notwithstanding the foregoing, Retirement Income shall reflect neither years of credited service accrued after December 31, 2011, nor compensation earned after December 31, 2011, and for any date of determination on or after December 31, 2011, Retirement Income shall be the Participant’s Retirement Income computed as of December 31, 2011.”

5.	Appendix C shall be amended to add a new paragraph 5 to read as follows:

“5.
As part of the ceasing of benefit accruals effective December 31, 2011, Other Benefits payable under the A&B Retirement Plan and the defined benefit provisions of the A&B Excess Benefits Plan shall be computed based on the benefits accrued as of December 31, 2011.”

6.	Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 22nd day of December, 2011.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik
Its Vice President

By: /s/ Alyson J. Nakamura
Its Secretary